Exhibit 99.1

FAT Brands Inc. Announces Completion of $144 Million Whole Business

Securitization Transaction

Pricing Significantly Reduces Cost of Capital from the 2020 Securitizations

Los Angeles, CA, April 20, 2021 – FAT (Fresh. Authentic. Tasty.) Brands Inc. (NASDAQ: FAT), a leading global franchising company and parent company of iconic brands including Fatburger, Johnny Rockets, and seven other restaurant concepts, today announced that it has completed an offering of $144,472,000 of Series 2021-1 Fixed Rate Asset-Backed Notes (the “Notes”). This transaction has been structured as a whole business securitization transaction through FAT Brands Royalty I, LLC (“FAT Royalty” or the “Issuer”). The transaction is FAT Brands’ third successful securitization and significantly reduces the cost of capital from the two previously issued 2020 securitizations. The transaction refinances the 2020 bonds and creates significant excess available capital for future acquisitions and working capital. The issued notes were priced with a weighted average fixed interest rate of 5.92% per annum.

Closing Date	Class	Seniority	Principal Balance	Coupon	Weighted Average Life (Years)	Non-Call Period (Months)	Anticipated Call Date	Final Legal Maturity Date
4/26/2021	A-2	Senior	$97,104,000	4.75%	2.25	6	7/25/2023	4/25/2051
4/26/2021	B-2	Senior Subordinated	$32,368,000	8.00%	2.25	6	7/25/2023	4/25/2051
4/26/2021	M-2	Subordinated	$15,000,000	9.00%	2.25	6	7/25/2023	4/25/2051

Andy Wiederhorn, President and CEO of FAT Brands, commented, “We are very proud to announce the completion of the refinancing of our whole business securitization. This transaction represents our largest to date and was driven by very strong investor demand for this issuance as well as great execution by our underwriters Jefferies and Cadence. This transaction significantly lowers FAT Brands’ weighted average cost of capital and delivers us excess capital to meaningfully support the Company’s acquisition growth strategy.”

Wiederhorn continued, “Today’s acquisition market is robust, and we are actively seeking high growth potential, synergistic targets along similar lines of our past acquisitions. Furthermore, system-wide sales are recovering rapidly, fueled by the return of in-store dining combined with a continued high volume of direct online ordering and third-party delivery. On an aggregate basis, year to date sales of new franchise locations across FAT’s platform have already exceeded both 2019 and 2020 calendar year sales figures, creating a pipeline of more than 200 additional units contracted for development.”

Jefferies LLC acted as structuring agent and lead bookrunner, while Cadence Securities LLC acted as co-lead bookrunner. Legal advisors to this transaction were Katten Muchin Rosenman LLP for FAT Brands, and DLA Piper LLP for Jefferies LLC and Cadence Securities LLC.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other security. The Notes have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.

About FAT (Fresh. Authentic. Tasty.) Brands

FAT Brands Inc. (NASDAQ: FAT) is a leading global franchising company that strategically acquires, markets and develops fast casual and casual dining restaurant concepts around the world. The Company currently owns nine restaurant brands: Fatburger, Johnny Rockets, Buffalo’s Cafe, Buffalo’s Express, Hurricane Grill & Wings, Elevation Burger, Yalla Mediterranean and Ponderosa and Bonanza Steakhouses, and franchises over 700 units worldwide. For more information, please visit www.fatbrands.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the future financial and operating results of the Company, our ability to execute high-growth and synergistic acquisitions in the future, and our ability to sustain the ongoing recovery in system-wide sales from the COVID-19 pandemic. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “forecast,” and similar expressions, and reflect our expectations concerning the future. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements. Forward-looking statements are subject to significant business, economic and competitive risks, uncertainties and contingencies including, but not limited to, uncertainties surrounding the severity, duration and effects of the COVID-19 pandemic, many of which are difficult to predict and beyond our control, which could cause our actual results to differ materially from the results expressed or implied in such forward-looking statements. We refer you to the documents we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

Investor Relations:

ICR

Ashley DeSimone

IR-FATBrands@icrinc.com

646-677-1827

Media Relations:

JConnelly

Erin Mandzik

emandzik@jconnelly.com

862-246-9911

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